Exhibit 99.1

P R E S S R E L E A S E

Tivic Announces Appointment of New Interim CFO, Kimberly Bambach, and Strategic Advisor to the Board, Christine Valauri

SAN FRANCISCO - May 1, 2023 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced the appointment of veteran Kimberly Bambach to serve as Interim Chief Financial Officer of the company and the engagement of Christina Valauri as a strategic advisor to the Board of Directors. These additions aim to strengthen the company's financial foundation and bring growth and M&A expertise to the team.

Ms. Bambach brings over 30 years of financial leadership experience in both public and private companies across industries. Her background includes financial leadership in medical and retail markets, manufacturing, wholesale distribution, licensing, digital media, and broadcasting. Bambach most recently served as Chief Financial Officer of Jushi Holdings Inc., where she played a pivotal role in the company's rapid growth driving over a dozen acquisitions in a complex regulatory environment. Since leaving Jushi as CFO, Bambach has continued as an advisor to the company while providing consulting services to several private companies. Before Jushi, Ms. Bambach held executive leadership and finance positions in both public and private equity companies. She replaces Veronica Cai, who served as Chief Financial Officer of the Company since April 2022. Ms. Bambach holds a BA from SUNY Brockport and an MBA from Pace University.

“I am pleased to have such an experienced financial leader join our leadership team,” said Jennifer Ernst, CEO of Tivic. “As we prepare Tivic for the future in a rapidly evolving health tech market, I am confident that Kimberly's strong leadership and expertise in financial and operational improvements will have an immediate positive impact on our company.”

Ms. Valauri will serve as a strategic advisor to Tivic’s board of directors. She brings a 30 year proven track record as a senior healthcare analyst, including leadership roles as US and Global Head of Equity Research and Managing Director at Cantor Fitzgerald. Ms. Valauri is the founding partner and CEO of Sagestone Advisory, LLC and a partner of NextGen Venture

Partners, an early stage venture capital firm with a network of 1600 proven entrepreneurs and accomplished professionals. Her background in equity securities research has provided a deep base of experience in pharmaceutical, biotech, and med-tech companies. She has extensive experience identifying and analyzing the commercial potential of breakthrough innovations, as well as mentoring and advising the C-suite teams of private and public early-stage healthcare companies through product development, regulatory, go-to-market strategies, potential mergers and acquisitions, and IPOs. She has successfully developed and executed transformational business strategies to drive growth and enhance operating performance.

Ms. Valauri has previously held senior roles at US and international firms including ING, Credit Lyonnais (acquired by Credit Agricole), Natixis, and was the Global Director of Research for Cantor Fitzgerald. She has been recognized by The Wall Street Journal’s “Best on The Street” All Star Analyst Survey and has received the Award for Excellence - Medical Education Public Affairs Association of American - Medical Colleges - New York University. She currently serves as a senior advisor with Hanover International, Inc., Astia.org, and as a mentor and advisor at the Weill Cornell Medicine BioVenture eLab. Ms. Valauri earned her BA in Biology from Reed College and MBA from Cornell University.

“The Board and I value the astute insight and understanding of emerging growth companies Christina is bringing to this board advisory role,” said Jennifer Ernst, CEO of Tivic. “Christina is a seasoned financial steward and her expertise will be invaluable to our evaluation of transformational growth opportunities through internal development, strategic partnerships and M&A to drive value for our shareholders and customers.”

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Kayleigh Westerfield

949-632-3439

Kayleigh.Westerfield@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com